EXHIBIT (h)(2)(c)

Amendment

To

Transfer Agency And Shareholder Services Agreement

This Amendment To Transfer Agency And Shareholder Services Agreement, dated as of March 1, 2015 ("Amendment"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each Investment Company listed on the signature page to this Amendment, on its own behalf and, individually and separately, but not jointly, on behalf of each Portfolio of the Investment Company listed on Schedule B to the Amended Agreement (as defined below) (collectively, the "Funds"). Capitalized terms used in this Amendment but defined herein have the meaning ascribed to them in the Amended Agreement.

Background

BNYM and the parties to this Amendment previously entered into a Transfer Agency And Shareholder Services Agreement, effective as of September 1, 2011 and an amendment to that agreement dated January 1, 2014 ("Current Agreement"). By executing this Amendment, the parties intend to amend the Current Agreement by providing for an additional service, pursuant to the terms and conditions contained herein. The Current Agreement as amended by this Amendment is referred to herein as the "Amended Agreement".

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree to the statements made above and as follows:

1.

Amendment of Current Agreement. The Current Agreement is hereby amended as follows:

(a)

A new Section 3(a)(18) which reads in its entirety as follows is added:

(18)

Electronic Record Retention Section ("ERR Section").

(a)

For purposes of this ERR Section, each capitalized term below in quotation marks shall have the meaning ascribed to it:

(i)

"90-Day Date" means, with respect to Original Documentation, the date that follows by 90 days the date that Original Documentation is scanned into the BNYM System.

(ii)

"90-Day Record" means Original Documentation scanned into the BNYM System that has been held for 90 days or more pursuant to clauses (i) and (ii) of subsection (b) of this ERR Section.

(iii)

"BNYM System" means (only if not defined elsewhere in the Agreement) the computer system utilized by BNYM to perform or assist in the performance of the services provided for in the Agreement in whole or in part and all component systems, interfaces, subsystems, applications, and other software programs of whatsoever nature connected to such system, and any successor to such interconnected system.

(iv)

"Destruction Instructions" means instructions: (i) provided by the Fund in form and content reasonably satisfactory to BNYM, directing BNYM, automatically and without further instructions of any nature from the Fund, to instruct the Storage Contractor (as defined in subsection (b) below) to destroy Records once they become 90-Day Records; and (ii) provided by the Fund either (A) in a written instrument in form and content reasonably satisfactory to BNYM signed by an Authorized Person, or (B) in an email to an employee of BNYM specifically designated to receive Destruction Instructions from the Fund.

(v)

"ERR Effective Date" means the date the terms of this ERR Section become applicable to the Fund.

(vi)

"Nonrequired Records" means records that are not Required Records but which are retained in accordance with this ERR Section by virtue of standard operating procedures of BNYM or procedures mutually agreed to by BNYM and the Fund.

(vii)

"Original Documentation" means the original physical copy of documents, papers, correspondence, instruments and other items and materials of whatsoever nature (i) that constitute Records, and (ii) are received by BNYM by mail through the US Postal Service or by delivery to or through United Parcel Service, Federal Express or other national courier company agreed to by BNYM and the Fund.

(viii)

"Records" means, collectively, Nonrequired Records and Required Records.

(ix)

"Required Records" means records relating to the services performed by BNYM for the Fund pursuant to the Agreement required to be retained under the 1940 Act which BNYM has agreed to keep in accordance with Section 31(a) of the 1940 Act and the rules thereunder.

(x)

"Scanned Record" means a Record after its underlying Original Documentation has been scanned into the BNYM System.

(xi)

"Scanned" and "scanning" means copying a document in a manner that captures and preserves in an electronic medium all essential features of the print and picture images on the document and the indexing, routing history, and comment data that becomes associated with the document during transaction processing by BNYM.

(b)

Original Documentation scanned by BNYM into BNYM System shall, following such scanning, (i) be retained in their original physical form by BNYM at facilities owned, leased or rented by BNYM which are within a reasonable proximity of the facilities at which the scanning occurred for a period of ten (10) days or such longer period as BNYM in its discretion shall determine appropriate ("On-Site Period"), and (ii) upon termination of the On-Site Period, shall cause the Original Documentation in their original physical form to be picked up by a third party records storage service provider reasonably satisfactory to the Fund ("Storage Contractor") and stored at facilities of the Storage Contractor, subject to the further terms of this ERR Section. BNYM shall implement measures reasonably designed to cause each Scanned Record to be a legible, true and complete copy of its corresponding Original Documentation and to correct a Scanned Record if subsequent to its pick-up by the Storage Contractor pursuant to clause (ii) above BNYM determines that the Scanned Record is not a legible, true and complete copy of its corresponding Original Documentation.

(c)

Subsection (b) of this ERR Section shall not apply to Original Documentation that is returned to sender or otherwise dispatched, processed, delivered or handled in a manner other than that provided for in subsection (b) of this ERR Section due to anti-money laundering or other regulatory, compliance or legal practices or procedures of BNYM, standard operating procedures of BNYM or any applicable procedures mutually agreed to by BNYM and the Fund (collectively, the "Applicable Procedures"). The Applicable Procedures shall apply to such Original Documentation. In addition, this ERR Section shall not apply to electronic Records created other than by the scanning of Original Documentation into the BNYM System; Applicable Procedures shall apply to such electronic Records as well.

(d)

BNYM shall maintain an electronic record retention facility ("Electronic Storage Facility") for the Scanned Records within the BNYM System that is reasonably designed to comply with  Section 31(a) of 1940 Act and the rules thereunder, or successor regulations addressing electronic record retention requirements for the Scanned Records , and shall retain the Scanned Records in the Electronic Storage Facility in compliance with  Section 31(a) of the 1940 Act and the rules thereunder or with such other regulation of the SEC as may be applicable to individual Scanned Records.  BNYM represents and warrants that the Electronic Storage Facility resides on databases within BNYM’s secure data center environments and are fully replicated and made redundant on a daily basis. BNYM will notify the Fund about any material changes to the Electronic Storage Facility and in the event the changes materially adversely impact the Fund and BNYM does not within a reasonable period remediate such adverse impact to the Fund's reasonable satisfaction the Fund may terminate its receipt of services under this ERR Section.

(e)

(1)

If on a particular 90-Day Date there are Destruction Instructions in effect for the Fund, BNYM will, within a reasonable period following such 90-Day Date, instruct the Storage Contractor to destroy all 90-Day Records not previously destroyed by the Storage Contractor and following such destruction by the Storage Contractor BNYM shall obtain from the Storage Contractor, and provide to the Fund, a certification of destruction applicable to the 90-Day Records that have been destroyed

(2)

If on a particular 90-Day Date there are no Destruction Instructions in effect for the Fund, BNYM will, within a reasonable period following such 90-Day Date for particular 90-Day Records, provide the Fund with a listing of the 90-Day Records that have not previously been destroyed.  BNYM shall instruct the Storage Contractor to destroy any 90-Day Records that the Fund subsequently directs BNYM in writing to destroy and following such destruction by the Storage Contractor BNYM shall obtain from the Storage Contractor, and provide to the Fund, a certification that the specified 90-Day Records have been destroyed.

(3)

The Fund acknowledges that: (i) BNYM's contract with the company that BNYM intends to utilize as the Storage Contractor permits the Storage Contractor up to 60 days from the receipt of a destruction request from BNYM to perform the requested destruction, (ii) in the event BNYM contracts with a different company to be the Storage Contractor it will seek to include the same 60 day requirement in the contract with that new Storage Contractor but makes no representations or warranties with respect to the destruction period that it will be able to negotiate with a new Storage Contractor, and (iii) BNYM is not responsible or liable in any manner for destruction performed by a Storage Contractor more than 60 days after receiving the request from BNYM.

(f)

All fees and charges and out-of-pocket expenses of the Storage Contractor incurred in connection with the services described in this ERR Section shall be borne by the Fund, including without limitation transport charges, storage charges, destruction charges and certification charges, and shall be paid by the Fund upon being invoiced for same by BNYM in a manner consistent with its payment of all other amounts invoiced by BNYM. BNYM shall have no liability of any nature for any action or omission of the Storage Contractor and all risk of Loss associated with the Original Documentation shall pass to the Fund once the Storage Contractor commences transfer of the Original Documentation to a vehicle of the Storage Contractor. The Fund acknowledges, if for any reason, including in connection with a termination of this Agreement or a deconversion of records to another service provider, that the Fund requests that some or all of the Scanned Records be converted, transferred, copied, downloaded, printed or otherwise moved or duplicated electronically, onto paper or into any other medium in any manner, the Fund shall be responsible for the payment of all BNYM fees and charges, and reimbursement of all out-of-pocket expenses, invoiced by BNYM in connection with such activities.

(g)

The terms of this ERR Section shall apply only to Original Documentation scanned into the BNYM System on and after the ERR Effective Date and the Scanned Records resulting therefrom.  For clarification: provisions of the Agreement applicable to Original Documentation and record retention prior to the ERR Effective Date shall continue to apply to Original Documentation scanned into the BNYM System prior to the ERR Effective Date and electronic records resulting therefrom.

(h)

In the event of a conflict between another provision of the Agreement and a provision of this ERR Section, all provisions of the Agreement shall be given effect to the fullest extent possible but in the event of an irreconcilable conflict the provision of the ERR Section shall prevail.

(b)

Exhibit B is deleted and replaced in its entirety with the Exhibit B attached to Amendment To Transfer Agency And Shareholder Services Agreement, dated as of March 1, 2015, between BNYM and each of the Funds.

2.

Remainder of Current Agreement.  Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.

Governing Law.  The governing law of the Current Agreement shall be the governing law of this Amendment.

4.

Entire Agreement.  This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and this amendment of the Current Agreement.

5.

Facsimile Signatures; Counterparts.     This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

Eaton Vance Growth Trust

Eaton Vance Investment Trust

Eaton Vance Municipals Trust

By: /s/ Robert Mathisen_________________

Eaton Vance Municipals Trust II

Eaton Vance Mutual Funds Trust

Name: Robert Mathisen_________________

Eaton Vance Series Fund, Inc.

Eaton Vance Series Trust

Title: Managing Director________________

Eaton Vance Series Trust II

Eaton Vance Special Investment Trust

On its own behalf and, individually and separately, but not jointly, on behalf of each Portfolio of the Investment Company listed on Schedule B to the Agreement

By: /s/ James Kirchner____________________

Name: James Kirchner____________________

Title: Treasurer__________________________

SCHEDULE  B

(Dated: March 1, 2015)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement effective as of September 1, 2011, between BNY Mellon Investment Servicing (US) Inc. and the following Funds, individually and separately, but not jointly.

EATON VANCE GROWTH TRUST
Eaton Vance Asian Small Companies Fund
Eaton Vance Atlanta Capital Focused Growth Fund
Eaton Vance Atlanta Capital Select Equity Fund
Eaton Vance Atlanta Capital SMID-Cap Fund
Eaton Vance Focused Growth Opportunities Fund
Eaton Vance Focused Value Opportunities Fund
Eaton Vance Global Natural Resources Fund
Eaton Vance Greater China Growth Fund
Eaton Vance Hexavest Emerging Markets Equity Fund
Eaton Vance Hexavest Global Equity Fund
Eaton Vance Hexavest International Equity Fund
Eaton Vance Hexavest U.S. Equity Fund
Eaton Vance Multi-Cap Growth Fund
Eaton Vance Richard Bernstein All Asset Strategy Fund
Eaton Vance Richard Bernstein Equity Strategy Fund
Eaton Vance Richard Bernstein Market Opportunities Fund (Services commenced 9/2/2014)
Eaton Vance Worldwide Health Sciences Fund
Parametric Balanced Risk Fund

EATON VANCE INVESTMENT TRUST
Eaton Vance Floating-Rate Municipal Income Fund
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund
Eaton Vance National Limited Maturity Municipal Income Fund
Eaton Vance New York Limited Maturity Municipal Income Fund
Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund (merged into Eaton Vance Investment Trust - Eaton Vance National Limited Maturity Municipal Income Fund on 6/27/2014)

EATON VANCE MUNICIPALS TRUST
Eaton Vance Alabama Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 6/27/2014)
Eaton Vance Arizona Municipal Income Fund
Eaton Vance Arkansas Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 6/27/2014)
Eaton Vance California Municipal Income Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Georgia Municipal Income Fund
Eaton Vance Kentucky Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 6/27/2014)
Eaton Vance Maryland Municipal Income Fund
Eaton Vance Massachusetts Municipal Income Fund

Eaton Vance Minnesota Municipal Income Fund
Eaton Vance Missouri Municipal Income Fund
Eaton Vance Municipal Opportunities Fund
Eaton Vance National Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance New York Municipal Income Fund
Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Ohio Municipal Income Fund
Eaton Vance Oregon Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance South Carolina Municipal Income Fund
Eaton Vance Tennessee Municipal Income Fund (merged into Eaton Vance Municipals Trust - Eaton Vance National Municipal Income Fund on 6/27/2014)
Eaton Vance Virginia Municipal Income Fund

EATON VANCE MUNICIPALS TRUST II
Eaton Vance High Yield Municipal Income Fund
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund

EATON VANCE MUTUAL FUNDS TRUST
Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Atlanta Capital Horizon Growth Fund
Eaton Vance Build America Bond Fund
Eaton Vance Currency Income Advantage Fund
Eaton Vance Diversified Currency Income Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Global Dividend Income Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance Global Macro Absolute Return Advantage Fund
Eaton Vance Global Macro Capital Opportunities Fund (Services commenced 11/3/2014)
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance Large-Cap Core Research Fund (name changed to Eaton Vance Mutual Funds Trust - Eaton Vance Stock Fund as of 10/31/2014)
Eaton Vance Multi-Strategy Absolute Return Fund
Eaton Vance Multi-Strategy All Market Fund
Eaton Vance Short Duration Government Income Fund
Eaton Vance Short Duration High Income Fund
Eaton Vance Short Duration Strategic Income Fund
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Global Dividend Income Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2

Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Tax-Managed Value Fund
Eaton Vance U.S. Government Money Market Fund
Parametric Commodity Strategy Fund
Parametric Currency Fund (Liquidated 4/1/2014)
Parametric Dividend Income Fund (Services commenced 3/1/2014)
Parametric Emerging Markets Core Fund
Parametric Emerging Markets Fund
Parametric Global Small-Cap Fund
Parametric International Equity Fund
Parametric Market Neutral Fund (Liquidated 9/19/2014)
Parametric Tax-Managed International Equity Fund

EATON VANCE SERIES FUND, INC.
Eaton Vance Institutional Emerging Markets Local Debt Fund (name changed to Eaton Vance Series Fund, Inc. - Eaton Vance Institutional Emerging Markets Debt Fund on 4/1/2014)

EATON VANCE SERIES TRUST
Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SERIES TRUST II
Eaton Vance Income Fund of Boston
Parametric Tax-Managed Emerging Markets Fund

EATON VANCE SPECIAL INVESTMENT TRUST
Eaton Vance Balanced Fund
Eaton Vance Bond Fund
Eaton Vance Bond Fund II (Services commenced 11/3/2014)
Eaton Vance Commodity Strategy Fund
Eaton Vance Dividend Builder Fund
Eaton Vance Greater India Fund
Eaton Vance Investment Grade Income Fund
Eaton Vance Large-Cap Growth Fund (name changed to Eaton Vance Special Investment Trust - Eaton Vance Growth Fund as of 10/31/2014)
Eaton Vance Large-Cap Value Fund
Eaton Vance Real Estate Fund
Eaton Vance Risk-Managed Equity Option Fund
Eaton Vance Short Duration Real Return Fund
Eaton Vance Small-Cap Fund
Eaton Vance Small-Cap Value Fund
Eaton Vance Special Equities Fund
Parametric Absolute Return Fund